Exhibit 10.4

ABC (2024)

中国农业银行

AGRICULTURAL BANK OF CHINA

Agricultural Bank of China Limited

Renewal E-Loan Contract for Small and Micro Enterprise

Contract No.:

Important Notice:

Dear Customer,

To safeguard your rights, please read all clauses of this contract carefully before signing it, especially those in bold. Pay attention to clauses regarding the nature, quantity, and quality of products and services, interest and rates, prices and fees, performance period and methods, safety precautions, risk warnings, personal information protection, after-sales service, civil liability, exemption clauses, and dispute resolution.

Please be aware of relevant laws and regulations on information protection and Agricultural Bank of China’s “Privacy Policy (Corporate Version)” to understand your rights and obligations. Please provide personal information prudently and uphold your legal rights.

Should you have any questions about the contract, please consult the lending bank, your lawyer, or relevant professionals. For business inquiries or complaints, call the Agricultural Bank of China customer service hotline 95599.

Borrower (Enterprise): Yingtan Top New Electromechanical Co., Ltd.

Address:

Contact No.:

Legal Representative/Person in Charge:

Borrower (Individual): — —

Document Type: — —

Document Number: — —

Mailing Address and Postal Code: — —

Contact No.: — —

Lender (Full Name): Agricultural Bank of China Limited, Yingtan Branch

Address:

Contact No.:

Fax: — —

Legal Representative/Person in Charge:

This contract is entered into by and between the borrower and the lender in accordance with relevant national laws and regulations through friendly consultation.

Article 1. Definitions

Unless otherwise specified, the following terms shall have the following meanings in this contract:

1.1 “Borrower” means both the corporate borrower and the individual borrower. Any reference in this contract to “Borrower (Corporate)” or “Borrower (Individual)” alone refers only to the relevant entity or natural person. If only a corporate borrower exists, the term “Borrower” and “Borrower (Corporate)” are used interchangeably.

1.2 “Loan Period” comprises (i) the aggregate loan period – the period commencing on the date of the first disbursement and ending on the date on which all principal and interest are fully repaid in accordance with this contract, and (ii) the individual-drawdown period – the period commencing on the date of any single disbursement and ending on the scheduled repayment date for that individual disbursement.

1.3 “Loan Amount” means the maximum principal amount that the Lender may advance to the Borrower prior to the contractual maturity date.

1.4 “Electronic Channels” means the Lender’s internet banking, mobile banking, or other electronic platforms through which the Borrower may apply for, draw, repay, or close the loan.

1.5 “Period” is computed in days, months, or years. If the last day of any period is a statutory holiday or public rest day, the period shall expire on the first working day immediately following such holiday or rest day.

1.6 “LPR” means the Loan Prime Rate published by the National Interbank Funding Center on the 20th day of each month (or the next business day if the 20th is a holiday), currently quoted for 1-year and 5-year-plus tenors.

1.7 “Laws and Regulations” includes the laws, administrative regulations, local regulations, rules, normative documents, regulatory provisions, judicial interpretations, and other legally binding provisions of the People’s Republic of China.

1.8 “Agricultural Bank of China” means Agricultural Bank of China Limited.

Article 2. Borrower’s Representations, Warranties and Covenants

The Borrower hereby represents, warrants and covenants as follows:

2.1 Lawful and Compliant Loan Application

(a) The Borrower (enterprise) is a legal person or unincorporated organization duly established and registered with the competent market-supervision or other competent authority, possesses the legal capacity to borrow, and satisfies all national licensing requirements for its business operations.

(b) The Borrower (individual) is the legal representative (or person-in-charge) of the Borrower (enterprise).

(c) The Borrower has a sound credit history with no material adverse record; any past adverse credit record was not caused by subjective malice, has been fully repaid or covered by a repayment plan acceptable to the Lender prior to this credit application, and no overdue debt or material pending adverse litigation exists.

(d) The loan purpose is specific, definite, lawful, and the repayment source is clear and lawful.

(e) The Borrower’s operations are lawful and compliant, conforming to national industrial, environmental, and related policies.

(f) Neither the Borrower nor its major shareholders or actual controllers are involved in money-laundering, terrorist financing, proliferation financing, tax evasion, sanctions violations, or similar conduct; environmental and work-safety matters comply with national standards, and necessary measures to prevent and address environmental, social, and governance (ESG) risks have been adopted; if required by the Lender, the Borrower will submit an ESG risk report.

(g) The Borrower and its major shareholders, actual controllers, legal representative, and senior management have not illegally engaged in private lending, illegal fundraising, organized-crime-related, or other unlawful financial activities.

(h) No other violation of laws or regulations exists.

2.2 No Defect in Contract Execution

The Borrower has fulfilled all requisite corporate (or partnership, joint-venture, cooperation) and statutory procedures to sign and perform this contract; the person signing or affixing the seal is the legal representative/person-in-charge or duly authorized agent; the Borrower will actively complete, or cooperate with the Lender in completing, any approval, registration, or filing required for the contract; and no circumstance exists that could render the loan contract invalid due to the Borrower’s fault.

2.3 Legally Effective Collateral

The Borrower ensures that each guarantor has fulfilled all statutory or corporate procedures necessary to execute and perform the guarantee contract; the guarantor is legally entitled to grant the contemplated security; the signatory of the guarantee document is duly authorized; the Borrower will cause the guarantor actively to complete, or to cooperate with the Lender in completing, any approval, registration, or filing of the guarantee; and no material defect or adverse change affecting the validity or enforceability of the guarantee exists.

2.4 Good-Faith Performance

The Borrower will use the loan proceeds strictly in accordance with the contract period, purpose, and manner, and will not apply the funds to shareholder dividends, investments in financial assets, fixed assets, equity, or any nationally prohibited fields or uses, nor for any illegal or non-compliant activity, and will not misappropriate the funds. The Borrower will actively cooperate with national authorities and the Lender in loan-payment administration, post-execution management, and related inspections; will repay the loan in full and on time, and will not evade its obligations in any manner; will obtain the Lender’s prior written consent before undertaking mergers, divisions, equity transfers, or any major events (such as outward investments, guarantees, or substantial increases in debt financing) that could affect its repayment ability; and will promptly notify the Lender of any material litigation, arbitration, administrative proceeding, or claim, any change in senior management or accounting policies, or any other material adverse event affecting repayment capacity. No other breach of contractual duty exists.

2.5 The Lender may accelerate and demand immediate repayment of the loan at any time based on the Borrower’s cash-flow recovery.

2.6 Where a joint-borrower structure applies, the Borrower (enterprise) authorizes the Borrower (individual) to initiate, on its behalf, all drawdown, repayment, and loan-closure operations through the Lender’s designated channels.

2.7 The Borrower has not concealed any past or current events that could materially affect its financial condition or repayment ability, including without limitation litigation, arbitration, administrative proceedings, or claims.

2.8 All documents and information furnished to the Lender regarding the Borrower and the Borrower (enterprise)’s shareholders are true, complete, accurate, lawful, and valid.

2.9 Agricultural Bank of China will not cooperate with any third party to grant the loan or charge the Borrower any fee beyond those expressly provided in the contract. The Borrower undertakes that the loan application is initiated independently by it, and no third party has been engaged to arrange the transaction or to collect any fee beyond the contractually agreed amounts.

Article 3. Basic Terms

3.1 Method of Borrowing

3.1.1 The Lender will make available to the Borrower a general working-capital loan on the following terms:

(1) Currency and Facility Amount: Renminbi Three Million Yuan Only (RMB 3,000,000.00）

(2) Aggregate Facility Term: One (1) year

(3) Individual Loan Amounts and Terms:

Loan Amount	Disbursement Date	Maturity Date

RMB 3,000,000.00	— —	— —

— —	— —	— —

— —	— —	— —

— —	— —	— —

— —	— —	— —

(Any supplemental schedule attached because the columns in the table are insufficient shall constitute an integral part of this contract.)

The actual tenor, specific start-and-end dates, and individual loan amounts shall be evidenced by separate loan certificates delivered by the Lender to the Borrower. Such loan certificates are integral parts of this contract.

3.1.2 Each individual loan requested by the Borrower shall be no less than RMB 10,000 and shall increase in integral multiples thereof; the minimum tenor for any individual loan is one (1) day.

3.1.3 The Lender may, at any time, redetermine or adjust the facility amount or the aggregate facility term hereunder based on the Borrower’s utilization of the loans, the Borrower’s credit facilities or usage with other financial institutions, and changes in the Borrower’s financial condition, operating results, cash-flow position, or collateral conditions.

3.2 Purpose of Loan

All proceeds of the loans made under this contract shall be used solely to repay the principal outstanding under the prior loan contract (                              ). If the principal under the prior contract has been fully repaid, any unused portion of the facility hereunder will be automatically cancelled.

Should any disbursement hereunder exceed the principal amount required to retire the prior contract, the Lender may demand repayment of such excess. The Borrower irrevocably authorizes the Lender to debit the excess amount directly from the account specified in Clause 3.5.1 without prior notice, and the Lender’s exercise of this set-off right shall require no further communication to the Borrower.

3.3 Interest, Default Interest, and Compound Interest

3.3.1 Interest Rate (annual, simple interest)

3.3.1.1 RMB-denominated loans: the rate shall be fixed under option (1) below:

(1) Fixed rate: the interest rate for each drawdown equals the 1-year Loan Prime Rate (LPR) published on the business day immediately preceding the drawdown date (drandown date/the contract signing date), plus 60 basis points (1 bp = 0.01%). During the life of the loan the rate will not change when the LPR changes.

(2) Floating Rate: The rate for each interest period is determined by adding or subtracting a fixed spread (expressed in basis points) to/from the agreed LPR, and it floats with each period. Under this contract, the interest rate is reset every －－ months (in words); the spread is －－ (plus/minus) －－ basis points (1 bp = 0.01%) and remains constant for the entire loan term. The LPR for the first period is the 1-year LPR published on the business day immediately preceding the drawdown date. For each subsequent period, the applicable LPR is the 1-year LPR published on the business day immediately preceding the corresponding date of the drawdown date in the first month of that period; if there is no corresponding date in that month, the last day of the month shall be deemed the corresponding date.

(3) Other method: －－ .

The Lender has fully advised the Borrower of the risks associated with interest-rate fluctuations. Subject to applicable regulatory requirements, the pricing method and the floating-rate adjustment cycle set out in Caluse 3.1.1 are voluntarily chosen by the Borrower and agreed upon by both parties.

(4) If national loan-interest-rate policies or interest-calculation rules applicable to this loan are amended during the term of this contract, the parties will comply with the amended rules.

3.3.2 Interest Calculation

(1) Fixed-rate loans bear interest at the agreed rate. Floating-rate loans bear interest at the rate in effect for each floating period; if more than one rate applies within a single interest period, interest is computed for each sub-period and then aggregated. Loans bearing interest under any other method will be calculated as agreed.

(2) Interest is calculated on a daily basis.

3.3.3 Penalty Interest

3.3.3.1 If the Borrower fails to repay principal on the scheduled due date, the Lender will impose penalty interest in tiers from the date of default:

1–30 days (inclusive): 30% above the contract rate;

31–60 days (inclusive): 40% above the contract rate;

More than 60 days: 50% above the contract rate.

During the default period the penalty rate on a fixed-rate loan will not vary with changes in the LPR; for floating-rate loans the penalty rate will be recalculated on the basis of the floating contract rate determined under Clause 3.3.1.1(2).

3.3.3.2 If the Borrower uses the loan proceeds for a purpose other than that specified in the contract, the Lender will impose penalty interest at 100% above the contract rate from the date of misuse until principal and interest are fully repaid. During the period of misuse the penalty rate on a fixed-rate loan remains unchanged; for floating-rate loans the penalty rate will be recalculated on the basis of the floating contract rate determined under Clause 3.3.1.1(2).

3.3.3.3 If the same drawdown is both overdue and misused, the higher of the two penalty rates will apply.

3.3.4 Compound Interest

If the Borrower fails to pay any accrued interest when due, the Lender shall compound such unpaid interest on a monthly basis (quarterly/monthly) from the date the payment was missed. “Unpaid interest” includes: interest that has accrued but remains unpaid during the loan term (including penalty interest for improper use); and interest that has accrued but remains unpaid after the loan becomes past due (including both past-due penalty interest and penalty interest for improper use). Interest that accrues during the loan term and remains unpaid shall bear compound interest at the contractual interest rate until the scheduled repayment date; thereafter, it shall bear compound interest at the applicable past-due interest rate. Interest that accrues after the loan is past due shall bear compound interest at the past-due interest rate.

3.3.5 The “annualized loan rate” is the rate calculated by comparing all borrowing costs charged to the Borrower to the actual principal outstanding, expressed on an annualized basis. No fees or charges directly related to the loan exist under this contract. References in this contract to the “loan interest rate” or “loan execution rate” mean this annualized loan rate, computed solely from the interest cost charged to the Borrower.

The foregoing borrowing cost does not include contingent costs that may arise under this contract, such as penalty interest or compound interest on past-due or improperly used amounts.

3.3.6 Except as otherwise provided in Clause 3.3.4 (compounding of unpaid interest in accordance with People’s Bank of China rules), all annualized loan rates, loan interest rates, and loan execution rates under this contract are calculated on a simple-interest basis.

3.3.7 Interest Accrual

Interest accrues daily on the outstanding principal balance.

3.4 Drawdown and Loan Disbursement

3.4.1 Conditions Precedent to Drawdown

3.4.1.1 The Lender may reject any drawdown request if the Borrower has not simultaneously satisfied all of the following conditions:

(1) The Borrower possesses legal capacity to borrow; its competent decision-making or authorizing body has duly adopted a resolution approving the borrowing, and any required governmental approval has been obtained;

(2) All collateral or security arrangements required by the Lender have been completed and are legal and effective;

(3) The proposed use of proceeds complies with applicable laws and regulations and is consistent with this contract and any underlying commercial contracts;

(4) The representations, warranties and undertakings made by the Borrower at signing remain true, accurate and in full force and effect at the time of each drawdown, and no material or substantial adverse change or other material adverse event affecting performance has occurred;

(5) The Borrower furnishes information that is true, complete and valid in accordance with the Lender’s requirements;

(6) No material adverse condition jeopardizing loan safety has arisen;

(7) The Borrower satisfies the Lender’s requirements for payment administration;

(8) Additional agreed conditions: (a) Prior to disbursement, the Borrower must mortgage the real-estate property specified in Fujian (2022) Fuzhou Real Property Ownership Certificate No. 9011520 and cause its actual controller (including spouse) and all shareholders to execute an unlimited joint-and-several guarantee; (b) Prior to disbursement, a formal appraisal report on the mortgaged property must be delivered to the Lender; (c) Prior to disbursement, a legal and effective mortgage must be recorded so that the collateral is fully enforceable.

3.4.1.2 If, within six (6) months after the date of this contract, the Borrower has not fulfilled the conditions set forth in Clause 3.4.1.1, the Lender shall have the right to terminate this contract. The Borrower shall have a seven (7)-calendar-day objection period commencing on the date the Lender gives notice (in writing, orally or by any other means) to the Borrower.

3.4.2 Loan Disbursement

3.4.2.1 The Lender may refuse to disburse any loan under this contract unless the Borrower simultaneously satisfies all of the following conditions:

(1) The Borrower has lawfully and in compliance raised the interest, default interest, compound interest and any other amounts due under the prior loan contract, and has deposited the full amount into the loan-disbursement/repayment account;

(2) The Borrower has irrevocably applied for and authorized the Lender to transfer the loan proceeds under this contract to repay the principal outstanding under the prior loan contract in accordance with Clause 3.2;

(3) The aggregate of (i) the available balance in the Borrower’s loan-disbursement/repayment account and (ii) the loan amount under this contract is not less than the total principal-and-interest balance under the prior contract, and the unpaid principal balance under the prior contract is not less than RMB 10,000;

(4) The Borrower has been fully informed of and understands the special disbursement rules set out in Clause 3.4.3.2, agrees to abide by them and accepts their legal consequences;

(5) Where the loan is secured, all security formalities have been completed.

3.4.2.2 Special Disbursement Rules

(1) After the Lender disburses the loan under this contract, if—due to any reason attributable to the Borrower—the balance in the loan-disbursement/repayment account is insufficient to discharge the obligations under the prior contract, causing the repayment transaction to fail, the Lender may pursue the Borrower’s default liability under the prior contract.

(2) After the Lender disburses the loan under this contract, if—due to any reason attributable to the Lender—the repayment transaction fails, the Borrower shall promptly re-initiate the repayment transaction through the channel designated by the Lender. During such period the Borrower shall not, in any form, dispose of the funds in the loan-disbursement/repayment account.

3.4.3 Reversal of Drawdown

3.4.3.1 If the underlying commercial contract on which a drawdown hereunder is based is not fully performed, is terminated, or is held invalid for any reason not attributable to the Lender, resulting in the amount already drawn by the Borrower exceeding the amount actually paid by the Borrower in connection with the relevant transaction, or if any transaction proceeds are returned to the Borrower, the Borrower shall immediately repay the corresponding loan proceeds to the Lender.

3.4.3.2 If the Borrower disburses the loan proceeds in a manner inconsistent with the agreed method, the Lender is entitled to recall the portion of the proceeds that was not disbursed in accordance with the agreement.

3.4.3.3 From the date the Borrower is required to return the funds under Clause 3.4.4.1 and 3.4.4.2 until the date the funds are actually returned to the Lender, interest shall accrue and be settled in accordance with Clause 3.3.1 and 3.3.2.

3.5 Account Supervision

3.5.1 Loan-Disbursement / Repayment Account

Account Name:

Account Number:

The Borrower may also prepay the loan through any other account in addition to the account listed above.

3.5.2 Designated Cash-Collection Account

Account Name:

Account Number:

3.5.3 The Lender is entitled to apply the following supervisory measures to both the loan-disbursement/repayment account and the cash-collection account:

(1) Require the Borrower to furnish timely information on cash inflows and outflows for the account.

(2) Other measures: －－ .

3.6 Repayment

3.6.1 Repayment Method

(1) The parties agree that principal and interest shall be repaid under option ②  below:

① Lump-sum payment of principal and interest on the maturity date (“interest accompanies principal”).

② Monthly (monthly/quarterly) interest payments with principal due at maturity. Interest payment dates are the 20th day of each month (each month/the last month of each quarter). The Borrower must pay accrued interest on each payment date. If the final principal repayment date is not an interest payment date, all unpaid interest shall be paid together with the principal.

③ Installment repayment. Installment method: －－ (equal principal & interest / equal principal) with repayment every －－ (quarter / N months). Payment dates are the －－ day of the last month of each quarter/period (20th/ the corresponding day of the disbursement date). If no corresponding day exists, the last day of the quarter/period is the payment date.

(2) Where the Borrower uses options ① or ② in Clause 3.6.1, the day after the maturity date is the “normal repayment date.” If that day is a legal holiday or weekend, repayment is postponed to the first business day following the holiday/weekend, with interest accruing during the extension under the agreed calculation method.

(3) The Borrower must deposit the current installment of principal and/or interest into the disbursement/repayment account specified in Clause 3.5.1 －－ calendar days before each payment date and irrevocably authorizes the Lender to debit that account. Any request to change the designated disbursement/repayment account during the loan term requires the Lender’s prior consent and completion of the Lender’s account-change procedures.

(4) If the Borrower fails to pay any amount when due (including amounts accelerated), the Lender may, without further notice, debit any account of the Borrower maintained with the Lender or any branch or affiliate of Agricultural Bank of China to satisfy the overdue obligation until all amounts due under this contract are paid in full.

(5) Where the Lender exercises a right of set-off under law or this contract, the Borrower’s objection period is seven (7) calendar days commencing on the date the Lender notifies the Borrower in writing, orally or by any other means.

3.6.2 Order of Application of Payments

(1) Unless otherwise agreed, payments made by the Borrower shall be applied in the following order:

① If several obligations are due and the payment is insufficient to satisfy all of them, the Lender shall determine which obligation (or portion thereof) is discharged and the order of application.

② If the Lender exercises a right of set-off or brings a subrogation action, the Lender shall determine the obligation (or portion thereof) that is discharged and the order of application.

(2) If a payment exceeds the amount then due, the Lender may, at its option, apply the surplus to principal, interest, penalty interest, compound interest, or costs of collection.

3.6.3 Prepayment

3.6.3.1 If online prepayment is adopted, the Borrower may prepay through Agricultural Bank’s electronic channels at any time. If offline prepayment, the Borrower must deliver a written prepayment notice to the Lender at least three (3) days in advance upon the Lender’s consent. The order of application set forth in Clause 3.6.2 shall govern any prepayment.

3.6.3.2 Interest on the prepaid amount shall be calculated under option (1), and interest shall be paid together with the principal upon prepayment:

(1) Interest shall accrue only for the actual days elapsed and at the contract rate (interest accompanies principal).

(2) Other: －－ .

3.6.3.3 Any partial prepayment of principal shall be in an amount not less than RMB 10,000.

3.6.3.4 Interest on the portion of the loan that remains outstanding after a partial prepayment shall continue to accrue at the interest rate specified in this contract.

3.6.3.5 When the Borrower effects a prepayment through the Lender or any other branch or affiliate of Agricultural Bank of China, the Borrower consents that the prepayment funds shall first be applied to discharge (i) all outstanding obligations under this contract and (ii) any other unsecured credit facilities extended to the Borrower by Agricultural Bank of China. Only after all such unsecured facilities have been satisfied in full may any surplus be applied to prepay secured or guaranteed facilities.

3.6.3.6 The Borrower is entitled to prepay the entire outstanding principal and accrued interest in order to close the loan. Upon full repayment and cancellation of the loan, all rights and obligations of the parties under this contract shall terminate, unless otherwise expressly provided.

3.7 Loan Voucher

3.7.1 Any loan voucher or electronic record of the transaction is an integral part of this contract. If this contract fails to record, or records differently, the loan amount, drawdown amount, repayment amount, disbursement or maturity date, tenor, or interest rate, the loan voucher or electronic record shall prevail.

3.7.2 If the loan amount, tenor, or rate (subject to the adjustment rules herein) stated in this contract differs from the loan voucher (or the electronic record generated in the Lender’s system), the loan voucher (or such electronic record) governs and forms part of this contract.

3.8 Guarantee

3.8.1 The loan hereunder is guaranteed by: credit, single-borrower guarantee.

3.8.2 Any separate security agreement will be executed among the Lender, the Borrower, and the guarantor. If a maximum-amount security is used, its contract number is: －－ .

3.9 Rights and Obligations

3.9.1 The Borrower’s Rights and Duties

(1) Draw down and pay out loan proceeds in accordance with this contract.

(2) Repay principal and interest in full and on schedule.

(3) Use the loan only for the purposes and in the manner permitted by law and this contract. Uses including bonus payments, shareholder dividends, home purchases or repayment of residential mortgage loans, investments in fixed assets, equity, stocks, bonds, futures, derivatives, asset-management products, or any nationally forbidden sector or activity are prohibited.

(4) Cooperate fully with the Lender and its agents in monitoring financial activities, loan usage, and related matters; assist in anti-money-laundering, anti-terrorist-financing, anti-proliferation, anti-fraud, anti-tax-evasion, sanctions, and ESG-risk assessments; facilitate screening for illegal private lending, illegal fundraising, organized-crime ties, or other unlawful financial activities by the Borrower, major shareholders, actual controllers, legal representatives, or senior officers; permit post-disbursement inspections, fraud checks, collection efforts, and related inquiries via SMS, e-mail, postal mail, auto-dial, live call, or personal visit; and timely furnish all information on loan usage, financial condition, or other data the Lender may reasonably require.

(5) The Borrower shall give the Lender prior written notice and obtain the Lender’s consent before taking any of the following actions, and the Lender shall have the right to participate in the implementation thereof::

① mergers, spin-offs, share reform, joint ventures, consolidations, acquisitions, splits, capital reductions, major asset transfers, large outbound investments, bond issues, large financings, material related-party transactions, applications for suspension, dissolution, or bankruptcy;

② granting large guarantees or creating mortgages/pledges over principal assets that could impair repayment ability;

③ any other material adverse change that materially affects the indebtedness or the Lender’s realization of its rights.

(6) Within five (5) business days of occurrence, the Borrower (enterprise) must notify the Lender in writing of:

① illegal activity by the enterprise, its legal representative, principal officers, or actual controller;

② changes in ownership, senior management, or organizational structure;

③ suspension, shutdown, deregistration, revocation of business license, or similar events;

④ material amendments to name, scope of business, or licensed operations;

⑤ increases in registered capital or material charter amendments;

⑥ deteriorating financial condition, serious operational difficulties, or material adverse disputes;

⑦ exposure to money-laundering, terrorist-financing, proliferation, tax-evasion, sanctions, or material environmental, social, and governance (ESG) risks;

⑧ engagement in illegal private lending, illegal fundraising, organized-crime ties, or other unlawful financial activities by the Borrower, major shareholders, actual controllers, legal representatives, or senior officers;

⑨ commencement of material litigation, arbitration, or imposition of material administrative penalties;

⑩ any other event that could adversely affect the Lender’s ability to realize its rights.

(7) The Borrower (individual) shall immediately notify the Lender in writing upon the occurrence of any of the following events:

① change of residence or telephone number;

② commencement of material litigation, arbitration, or criminal proceedings;

③ seizure, auction, or sale of the individual’s real property;

④ any other event adverse to the Lender’s rights.

(8) The Borrower consents to receive service-related messages and notices via SMS, e-mail, postal mail, telephone, or other channels designated by the Lender. Any change, suspension, loss, or theft of mobile phone, number, e-mail, or address must be reported promptly to prevent information leakage. If Agricultural Bank of China later charges for information services, such charges will comply with applicable regulations and mutual agreement.

(9) The Borrower and its investors shall not evade indebtedness by withdrawing capital, transferring assets, or disposing of equity without authorization, and shall refrain from any conduct detrimental to the Lender’s interests.

(10) If the Borrower has a residential mortgage loan with Agricultural Bank of China, no prepayment of that mortgage or release of the mortgaged property will be permitted until all obligations under this contract are satisfied and this contract is terminated.

(11) Any other rights or obligations prescribed by law or agreed between the Lender and the Borrower.

3.9.2 The Lender’s Rights and Duties

(1) Disburse the loan proceeds to the Borrower on time and in full in accordance with this contract, unless delay is caused by the Borrower or any reason not attributable to the Lender.

(2) Supervise and examine, on-site or off-site, the Borrower’s production, operations, financial condition, inventory, and use of the loan, and to require the Borrower to furnish relevant documents, data, and information.

(3) If circumstances arise that may jeopardize loan safety or the Borrower’s ability to perform (e.g., the guarantor suspends production, ceases business, cancels registration, has its business license revoked, becomes bankrupt or is dissolved, or suffers major operating losses that could impair its guaranty capacity, or if the mortgaged or pledged collateral declines in value, is accidentally damaged or destroyed, or any other event occurs that endangers realization of the security or constitutes a default under this contract, the Lender may require the Borrower to remedy the situation within a specified period, implement protective measures, provide additional effective security, reduce the loan amount, suspend further disbursements, declare this or any other loan contract immediately due, or accelerate and collect the loan.

(4) When processing business under this contract and performing risk-management procedures, the Lender may, as needed, query, print, retain, and use the Borrower’s credit report, personal data, and credit information (including credit-facility data) from the Financial Credit Information Basic Database, and may furnish the Borrower’s personal data and credit information to that database in accordance with applicable rules.

(5) Any other rights or obligations provided by law or agreed by the parties.

3.9.3 Additional Duties

(1) Each party shall keep confidential the other party’s trade secrets and any other information related to its interests obtained in connection with the negotiation or performance of this contract; unless required by law, no disclosure to any third party may be made without the other party’s consent.

(2) After the rights and duties under this contract terminate, the parties shall, in accordance with the principle of good faith, perform any necessary notice, assistance, or similar duties.

Article 4 Legal Liability

4.1 The following acts by the Borrower constitute an Event of Default:

(1) breach of any obligation under this contract;
(2) failure to perform any representation or warranty in Article 2;
(3) express or implied refusal to pay any matured or unmatured debt;
(4) non-performance of obligations under any other agreement with the Lender if the Lender declares the Borrower in default;
(5) any other material non-performance of this contract.

4.2 The Lender shall have the right to terminate this contract upon the occurrence of any of the following circumstances.

4.2.1 Borrower

(1) Event of Default occurs;
(2) material adverse change in repayment ability is likely;
(3) national policy changes that materially jeopardize loan safety;
(4) inclusion in ABC’s AML/CTF high-risk, prohibited, or sanctions lists;
(5) placement on court judgment-debtor blacklist;
(6) adverse credit-record appearance;
(7) material default to other creditors;
(8) engagement in private lending or material litigation endangering loan safety.

4.2.2 Borrower (enterprise)

(1) status changes to revoked, cancelled, relocated, suspended, or in liquidation;
(2) material increase in external guarantees;
(3) overdue external guaranteed loans;
(4) obtaining credit from more than four financial institutions (including ABC);
(5) environmental or regulatory finding of illegal operation.

4.2.3 Borrower (individual)

(1) ceases to be legal representative or actual controller of the enterprise;
(2) personal loans or credit cards continuously overdue for more than three periods;
(3) personal loans or credit cards cumulatively overdue for more than six periods;
(4) death, declared missing, or declared dead;
(5) involvement in criminal proceedings;
(6) material increase in external guarantees;
(7) overdue external guaranteed loans.

4.2.4 Guarantor/Collateral
(1) guarantor defaults;
(2) material adverse change in guarantor’s repayment ability;
(3) material damage or depreciation of mortgaged/pledged assets.

4.2.5 Any other statutory or agreed termination event.

4.2.6 If the Lender terminates this contract, the Borrower shall have a seven-calendar-day objection period, commencing on the date the Lender notifies the Borrower in writing, orally, or by any other means.

4.3 Should any event described in Clause 4.1, 4.2, or any other circumstance that may jeopardize the safety of the loan occur, the Lender shall be entitled to take the following remedial measures:

(1) require the Borrower to cure the default or threat within a specified period and to implement debt-protection measures or provide effective security;
(2) impose penalty interest and compound interest in accordance with this contract until full repayment;
(3) reduce or cancel credit lines, adjust disbursement methods or interest rates, suspend or accelerate the loan, and declare this or any other loan agreement immediately due;
(4) exercise statutory or contractual set-off or other rights;
(5) demand compensation for damages and any other legal liability;
(6) take asset-preservation measures and any other legal actions;
(7) re-classify the loan risk category pursuant to laws and regulatory rules;
(8) publicly disclose the Borrower’s default.

4.4 All reasonable attorney’s fees, travel costs, execution fees, appraisal fees, and any other expenses incurred by the Lender in enforcing its rights through litigation, arbitration, or other means shall be borne by the Borrower.

4.5 If the Lender fails to disburse the loan on time and in full in breach of Clause 3.9.2(1) (except where Article 3.1.3 applies), it shall compensate the Borrower for actual losses proximately caused thereby.

Article 5 Miscellaneous

5.1 All notices and communications under this contract shall be delivered to the addresses or other contact details stated herein. Each party must promptly inform the other of any change in its contact information.

5.2 Unless otherwise agreed, the Lender may charge fees in accordance with applicable laws and the published fee schedule. If the Lender adjusts its fee items or standards pursuant to law, it may post the changes publicly and need not give individual notice to the Borrower, except where mandatory rules or the parties’ specific agreement require otherwise.

Costs payable to third parties for performance of this contract shall be allocated by mutual agreement; failing agreement, the parties shall bear such costs in accordance with applicable law or the principle of fairness.

5.3 The Lender or Agricultural Bank of China may, for operational reasons, (i) authorize or delegate any other branch of Agricultural Bank of China to exercise any rights or perform any obligations under this contract (including, without limitation, post-loan management, anti-fraud/AML checks, collection, enforcement of security, or grant of additional credit), or (ii) transfer the loan to another branch for administration. The Borrower hereby consents to any such action and accepts all legal consequences resulting therefrom; no further consent of the Borrower is required.

5.4 The Lender may, in accordance with applicable laws or regulatory requirements, furnish to the Financial Credit Information Basic Database any information relating to this contract (including, but not limited to, loan classification and delinquency data) and any other relevant information concerning the Borrower. The Lender shall bear no liability for any adverse effect or loss suffered by the Borrower as a result of any third party’s reliance upon or use of such database information.

5.5 Personal-Information Protection

5.5.1 The Borrower’s Undertakings

(1) The Borrower represents that it has obtained the informed consent of its legal representative, senior officers, natural-person actual controller, principal natural-person shareholders, business handlers and their spouses (collectively, “Relevant Persons”) to provide the Lender with the following categories of personal data, limited to the minimum and necessary for the purposes stated: name, ID-type, number and validity period, mobile-phone number, marital status, occupation, residential address, affiliated-enterprise information, asset information, credit information, government-service-related personal data, and any other personal data required for credit investigation, approval, post-disbursement management, contact, and compliance with applicable laws and regulatory requirements.
(2) The Borrower shall assist the Lender in responding to and resolving any claims or disputes raised by Relevant Persons concerning their personal-data rights.
(3) The Borrower shall promptly notify the Lender of any change in Relevant Persons; the Borrower shall bear all legal liability for any infringement of personal-data rights resulting from inadequate or untimely notice.

5.5.2 The Lender’s Undertakings

(1) The Lender shall process personal data only within the scope and for the purposes permitted by applicable laws and agreed with the Borrower, and shall implement appropriate technical and organizational measures to safeguard the security of personal data and prevent unauthorized disclosure, misuse, or unlawful use.
(2) Upon receiving notice of a change in Relevant Persons, the Lender shall cease any further processing except for retention in accordance with national and internal archival rules.
(3) Personal data shall be retained only for the period required by applicable laws and for the minimum duration necessary to achieve the business purposes under this contract.

5.5.3 The Lender may, based on legitimate business needs, transfer the above personal data to third parties and to overseas branches, subsidiaries, or affiliates of Agricultural Bank of China, including:

(1) collection agencies lawfully established for non-performing-loan recovery;
(2) trust companies, asset-management companies, or other entities lawfully established for credit-asset securitization or non-performing-loan transfers;
(3) overseas branches, subsidiaries, or affiliates for business coordination and joint management.
The Borrower represents that it has obtained the consent of Relevant Persons for such transfers. The Lender undertakes to provide effective personal-data protection measures and to give Relevant Persons any required notice when making such transfers.

5.5.4 The general rules governing personal-data protection under this contract, including the manner and procedure for Relevant Persons to exercise their statutory rights, are set out in the “Agricultural Bank of China Co., Ltd. Privacy Policy (Corporate Version)” published and updated from time to time on the Bank’s official website. The Borrower shall ensure that Relevant Persons are aware of and understand the said Privacy Policy.

5.6 If, during the term of this contract, any new or amended law, government policy, or regulatory rule prevents the Lender from continuing to perform this contract or any part hereof, the Lender may cancel any undrawn portion of the loan and take any other measures it deems necessary in accordance with the applicable rules.

5.7 No failure or partial failure by the Lender to exercise, or any delay in exercising, any right hereunder shall constitute a waiver of that right or any other right, nor shall it preclude the further exercise of that right or any related right.

5.8 The Borrower (enterprise) and the Borrower (individual) are jointly and severally liable for all obligations under this contract. In the Event of Default, the Lender may pursue any one borrower for the entire indebtedness.

5.9 All information completed in the loan application and any notices, announcements, or messages sent to the Borrower by the Lender via its network during processing of the loan are integral parts of this contract and have the same legal force.

5.10 Absent reliable and conclusive evidence to the contrary, the Lender’s internal books and records concerning principal, interest, fees and repayments, together with any vouchers, certificates, electronic records created or retained by the Lender in connection with the Borrower’s drawdowns, repayments or interest payments, and any records or vouchers relating to the Lender’s collection efforts, shall constitute definitive proof of the rights and obligations existing between the Borrower and the Lender.

5.11 Tax and Invoicing

5.11.1 All amounts payable by the Borrower to the Lender that are subject to VAT under PRC tax laws already include VAT at the rate prescribed by law. If tax laws change during the term, the Lender may adjust the relevant provisions accordingly.

5.11.2 The Lender will issue a VAT special invoice or a VAT ordinary invoice in accordance with PRC tax rules. To obtain a VAT special invoice, the Borrower must satisfy the statutory conditions and procedures; otherwise the Lender may refuse. The Borrower may request an invoice within 360 days after the taxable payment is received. Invoices will be issued by the Lender or its designated agent. If the Borrower fails to request a VAT invoice within the prescribed period, the Lender may elect not to issue one.

5.11.3 If any VAT invoice is issued incorrectly due to the Borrower’s fault, the Borrower bears sole responsibility and must indemnify the Lender for any resulting loss or adverse consequence. Where an incorrect invoice must be voided or a red-letter invoice issued, the Borrower shall cooperate fully with the Lender to complete the necessary corrective procedures.

5.12 Anti-Money-Laundering Provisions

5.12.1 The Lender may, in accordance with applicable laws, regulations, and its internal policies on compliance, anti-money-laundering (“AML”), counter-terrorist-financing (“CTF”), counter-proliferation-financing (“CPF”), and anti-tax-evasion due-diligence, require the Borrower to provide accurate information and documentation or to take other actions. The Borrower accepts such requirements and agrees to cooperate fully.

5.12.2 The Borrower covenants to comply strictly with all international and domestic AML, CTF, and anti-tax-evasion laws and regulations. The transactions contemplated herein do not involve any entity, individual, commodity, state, or shipping line that is subject to sanctions imposed by China, the United Nations, or any other applicable jurisdiction. The Borrower unconditionally cooperates with the Lender’s AML, CTF, CPF, and anti-tax-evasion inquiries or reviews, furnishes all requested information and documentation truthfully, and complies with any additional measures the Lender deems necessary. All consequences (including but not limited to economic losses and administrative penalties) arising from any violation of the foregoing laws or this contract shall be borne by the Borrower, who shall indemnify the Lender and any affected third party for any resulting loss.

5.12.3 If the Borrower fails to cooperate, or if the Lender determines that the Borrower’s money-laundering, terrorist-financing, proliferation-financing, or tax-evasion risk has increased or that any applicable legal or regulatory threshold has been met, the Lender may take measures including, but not limited to, the following: suspend or terminate any business relationship with the Borrower; declare this or any other facility immediately due and demand compensation for losses; enforce any security or take other asset-preservation measures; adopt any additional control measures the Lender considers necessary.

5.13 After this contract has been notarized with enforceable effect, the Lender may, for the purpose of recovering any amount owed by the Borrower hereunder, apply directly to the competent People’s Court for compulsory enforcement without further litigation.

5.14 Dispute Resolution

5.14.1 Any dispute shall first be settled through friendly consultation. If consultation fails, the dispute shall be resolved according to the option (1) below:

(1) File a lawsuit with the People’s Court at the place where the Lender is located.
(2) Submit to －－ (full name of the arbitration institution) under its arbitration rules.

5.14.2 During litigation or arbitration, the provisions of this contract that are not in dispute shall continue to be performed.

5.14.3 If the parties elect arbitration, a valid arbitration clause will supersede any contrary jurisdiction clause. The parties may execute a separate arbitration agreement or include arbitration terms in the application documents.

5.15 Service of Documents

5.15.1 The address listed for the Borrower (enterprise) or the communication address listed for the Borrower (individual), as well as the enterprise’s registered address or the individual’s address shown on his/her resident ID card, shall be the address for service of all notices, agreements, and legal documents relating to performance of this contract and dispute resolution. Delivery by hand or by mail to that address shall constitute valid service.

5.15.2 The Borrower consents to receive legal documents through the following electronic mean (1):

(1) Mobile telephone (SMS):
(2) Fax: －－

(3) E-mail: －－
(4) WeChat: －－
(5) Other electronic means: －－

5.15.3 The above service address and method apply to all notices and agreements under this contract and to all documents and legal papers in any dispute resolution procedure (including but not limited to mediation, arbitration, first-instance, second-instance, retrial, and enforcement proceedings).

Any change in the service address or method must be communicated to the Lender in writing seven (7) business days in advance; the change takes effect only when the Lender actually receives the notice. Failure to give timely written notice shall be deemed no change has been made.

Should the Borrower provide an inaccurate or fictitious address or method of service, or fail to notify the Lender promptly of any change therein, or if the Borrower or its designated agent (regardless of whether an agent is designated, the Lender is entitled to serve the legal representative or person-in-charge) refuses to accept service, the Borrower shall bear all legal consequences resulting from the failure of the relevant legal documents to be actually received. For mail service, the date stated on the postal receipt as the date of return shall be deemed the date of service; for personal service, the date on which the server notes the circumstances on the service receipt shall be deemed the date of service; for electronic service, the date on which the document enters the system designated by the Borrower shall be deemed the date of service.

5.15.4 Where both a physical address and electronic means are designated, service to the Borrower’s designated address and electronic service shall have equal legal force. Where multiple methods are used to serve the same matter or document, each method shall be effective, and the earliest date of service shall prevail.

5.15.5 This service clause is an independent clause and shall remain effective regardless of the validity of the contract as a whole or of any other clause.

5.16 Miscellaneous

5.16.1 After this contract has been notarized with enforceable effect, the Lender may apply directly to the competent People’s Court for compulsory enforcement to recover any amount owed by the Borrower hereunder.

5.16.2 The Lender’s address and contact details may be found on the Agricultural Bank of China official website (www.abchina.com.cn) or by calling the customer-service hotline 95599.

5.17 Effect of the Contract

5.17.1 This contract shall take effect on the date when signed or sealed by both parties.

5.17.2 Place of execution: No. 47, Shengli West Road, Yuehu District, Yingtan City.

5.17.3 Date of execution: September 22, 2025

5.17.4 Matters not covered herein shall be settled by separate agreement.

5.17.5 This contract is executed in three (3) counterparts: the Borrower one (1), the Lender one (1), and the Guarantor one (1) — all of which shall have equal legal force.

The Borrower’s Acknowledgment:

The Lender has called our attention to the relevant clauses (especially those in bold type) and, at our request, has explained their meaning, content, and legal effect. We acknowledge that we have been informed of and understand the foregoing clauses.

Borrower (enterprise seal)

Legal Representative/Person in Charge

or Authorized Agent: ___________________________

Borrower (individual signature/fingerprint)

ID No.: ______________________________________